EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Empire Global Gaming, Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nicholas Sorge, President and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Empire Global Gaming, Inc. and will be retained by Empire Global Gaming, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

August 6, 2019

/s/ Nicholas Sorge
Nicholas Sorge
President and Interim Chief Financial Officer